UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 18, 2008

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123708	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01:	Entry into a Material Definitive Agreement.

On December 18, 2008, Cooper-Standard Holdings Inc., a Delaware corporation (“Holdings”), Cooper-Standard Automotive Inc., an Ohio corporation (the “U.S. Borrower”), Cooper-Standard Automotive Canada Limited, a corporation organized under the laws of Ontario (the “Canadian Borrower”), Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), a corporation organized under the laws of the Netherlands (the “Dutch Borrower” and, together with the U.S. Borrower and the Canadian Borrower, the “Borrowers”) entered into the Third Amendment to Credit Agreement (the “Amendment”), among Holdings, the U.S. Borrower, the Canadian Borrower, the Dutch Borrower, the lenders who are party thereto, and Deutsche Bank Trust Company Americas, as administrative agent, amending certain provisions of that certain Credit Agreement, dated as of December 23, 2004 (as amended from time to time, the “Credit Agreement”), between Holdings, the Borrowers, the lenders who are party thereto, Deutsche Bank Trust Company Americas, as administrative agent, Lehman Commercial Paper Inc., as syndication agent, and Goldman Sachs Credit Partners, L.P., UBS Securities LLC and The Bank of Nova Scotia, as co-documentation agents.

The Amendment provides that the U.S. and/or Canadian Borrower may voluntarily prepay, up to a maximum amount of $150,000,000, of one or more tranches of its term loan debt under the Credit Agreement held by participating lenders at a discount price to par to be determined pursuant to certain auction procedures. The prepayments may be financed with cash of the U.S. Borrower and its Subsidiaries, if the U.S. Borrower and its Subsidiaries meet, on a consolidated basis, certain conditions set forth in the Amendment including a $125,000,000 minimum liquidity requirement (which amount includes cash and cash equivalents and any amounts available to be drawn under the Credit Agreement’s revolving credit facility). Such prepayments may not be made from the proceeds of loans drawn under the Credit Agreement’s revolving credit facility. The prepayments may also be financed with the proceeds of certain equity contributions from holders of equity of the U.S. Borrower. Under the terms of the Amendment, any such prepayments will reduce the amount of term loans outstanding and payable in indirect order of maturity. Additionally, the U.S. and/or Canadian Borrower, as applicable, has agreed to pay to each lender that consented to the adoption of the Amendment prior to a specified deadline, a non-refundable consent fee in an amount equal to 0.05% of the aggregate of such lender’s loans, loan commitments and other participations outstanding under the Credit Agreement as of the effective date of the Amendment. The foregoing description of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment itself, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference in its entirety.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of December 18, 2008, by and among Cooper-Standard Holdings Inc., Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), the lenders who are party thereto, and Deutsche Bank Trust Company Americas, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

By:	/s/ Timothy W. Hefferon
Name:	Timothy W. Hefferon
Title:	Vice President, General Counsel And Secretary

Dated: December 23, 2008

COOPER-STANDARD HOLDINGS INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description

10.1	Third Amendment to Credit Agreement, dated as of December 18, 2008, by and among Cooper-Standard Holdings Inc., Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V. (f/k/a Steffens Beheer BV), the lenders who are party thereto, and Deutsche Bank Trust Company Americas, as administrative agent.

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